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                                                                     EXHIBIT 5.1

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
P. 0. BOX 2508
CINCINNATI, OH 45201

                                    Employer Identification Number:
Date: JUL 24 2003                    34-0253240
                                    DLN:
GOODYEAR TIRE & RUBBER COMPANY       17007066072042
C/0 KENT L MANN                     Person to Contact:
THOMPSON HINE LLP                    DAVID E. DIXON                  ID# 31040
3900 KEY CENTER 127 PUBLIC SQ       Contact Telephone Number:
CLEVELAND, OH  44114-0000           (877) 829-5500
                                    Plan Name:
                                     THE GOODYEAR TIRE & RUBBER COMPANY
                                     SAVINGS PLAN FOR SALARIED
                                    Plan Number: 004

Dear Applicant:

      We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

      Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-l(b) (3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

      The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination is subject to your adoption of the proposed amendments submitted in your letter dated July 15, 2003. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401 (b).

      This determination letter is applicable for the amendment(s) executed on 12/20/01 & 12/20/00.

      This determination letter is also applicable for the amendment(s) dated on 12/21/99 & 8/23/99.

      This letter considers the changes in qualification requirements made by

                                                              Letter 835 (DO/CG)
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                                       -2-

GOODYEAR TIRE & RUBBER COMPANY

the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-205, and the Community Renewal Tax Relief Act of 2000, Pub.
L. 106-554.

      This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

      The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

      The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

      We have sent a copy of this letter to your representative as indicated in the power of attorney.

      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                    Sincerely yours,
                                    /s/ Paul T. Shultz

                                    Paul T. Shultz
                                    Director,
                                    Employee Plans Rulings & Agreements

Enclosures:
Publication 794
Addendum

                                                              Letter 835 (DO/CG)
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                                      -3-

GOODYEAR TIRE & RUBBER COMPANY

      This determination also applies to the amendments adopted 12/22/98, 12/18/98 and 12/15/95.

                                                              Letter 835 (DO/CG)